UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021
Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 12th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 293-2100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01.    Other Events.

On January 28, 2021, Seelos Therapeutics, Inc. (the "Company") issued a press release announcing the closing of its previously announced underwritten public offering of shares of its common stock. In the offering, the Company sold an aggregate of 17,530,488 shares of its common stock at a public offering price of $2.05 per share, which includes the exercise in full by the underwriter of its option to purchase up to 2,286,585 additional shares of common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press Release, dated January 28, 2021.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: January 28, 2021	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer, President and Interim Chief Financial Officer